EXPLANATORY NOTE

GROUNDFLOOR YIELD LLC

Promissory Notes

MAXIMUM OFFERING: $18,861,000

MINIMUM OFFERING: $0

April 7, 2025

This Post-Qualification Amendment No. 1 (this “PQA”) made on the Form 1-A disclosure format, amends the offering circular (the “Offering Circular”) of Groundfloor Yield LLC, a Georgia limited liability company (the “Company”), qualified by the Securities and Exchange Commission (“SEC”) on March 25, 2025. The sole purpose of this PQA is to amend the Offering Circular, pursuant to Rule 252(f)(2)(i), to hereby incorporate by reference, as applicable, the Company’s Financial Statements filed via the Company’s Annual Report on Form 1-K with the SEC on March 31, 2025 (File No.: 24R-00460).

PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
2.1	Groundfloor Yield LLC Articles of Organization		DOS/A	367-00241	Exhibit 2.1	August 21, 2020
2.2	Groundfloor Yield LLC Limited Liability Company Operating Agreement		DOS/A	367-00241	Exhibit 2.2	August 21, 2020
3.1	Form of Promissory Note (1, 3, 6, 12, 24 Months)		DOS/A	024-12530	Exhibit 3.1	February 24, 2025
3.2	Form of Promissory Note (36 Months)		DOS/A	367-00241	Exhibit 3.2	March 22, 2023
4.1	Form of Promissory Note Purchase Agreement		DOS/A	024-11411	Exhibit 4.1	July 13, 2023
11.1	Form of Consent of Cherry Bekaert LLP	X
12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC		DOS/A	024-12530	Exhibit 12.1	February 24, 2025

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 7, 2025.

GROUNDFLOOR YIELD LLC

By: Groundfloor Finance, Inc., its sole member

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary, and Acting Chief Financial Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

Name and Signature	Title	Date

/s/ Brian Dally	President, Chief Executive Officer of Groundfloor Finance Inc.	April 7, 2025
Brian Dally	(Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance Inc.	April 7, 2025
Nick Bhargava	Principal Financial Officer and Principal Accounting Officer)

*
Lucas Timberlake	Director	April 7, 2025

*
Bruce Boehm	Director	April 7, 2025

*
Yair Goldfinger	Director	April 7, 2025

*
Richard Tuley Jr.	Director	April 7, 2025

* By:	/s/ Nick Bhargava
Attorney-in-fact